EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-102696 of Oriental Financial Group Inc. on Form S-8 of our report dated June 25, 2004, appearing in the Annual Report on Form 11-K of Oriental Group CODA Profit Sharing Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
San Juan, Puerto Rico
June 30, 2004

Stamp No. 1962196
affixed to original.